Fourth Quarter & Full Year 2023 Earnings Results January 30, 2024

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Full year 2023 sales were $8,934 million, up four percent compared to last year.
•Full year 2023 reported diluted earnings per share from continuing operations was $8.71, down 13 percent versus last year; adjusted diluted earnings per share from continuing operations was $9.16, down 12 percent versus last year.
•Fourth quarter sales were $2,289 million, down five percent compared to last year.
•Fourth quarter reported diluted earnings per share from continuing operations was $1.81, down 46 percent versus last year; adjusted diluted earnings per share from continuing operations was $1.98, down 43 percent versus last year.
•Primary factors affecting fourth quarter sales were lower volume, net pricing driven by higher promotional spend and higher finance interest.
•Fourth quarter market share gains in Off Road.
•Powersports retail sales for the quarter were up seven percent versus last year driven by growth in snow and utility ORV, more than offsetting softness in On Road and Marine.
•Polaris announced full year 2024 sales and adjusted earnings guidance with full year sales expected to be down 5 to 7 percent and full year adjusted earnings per share expected to be down 10 to 15 percent, both sales and adjusted earnings per share are compared to full year 2023.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended December 31, 2023	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,289.2	(5)%	$2,289.2	(5)%
Gross profit margin	20.8%	-300 bps	21.0%	-287 bps
Total operating expenses	$356.7	8%
Net income from continuing operations attributable to Polaris	$103.4	(47)%	$113.4	(44)%
Net income from continuing operations attributable to Polaris margin	4.5%	-366 bps
Adjusted EBITDA Margin*			10.3%	-377 bps
Diluted EPS from continuing operations attributable to Polaris	$1.81	(46)%	$1.98	(43)%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
We came into 2023 confident in our industry-defining innovation and compelling product portfolios, enabling us to win the share battle across our segments within a complicated environment. Earnings per share performance came in below our expectations due to unexpected operational challenges; however, the team has identified and has already begun making meaningful progress on our efficiency and margin initiatives for 2024 and beyond. As reflected in our outlook, segments of our industry are expected to remain challenged in 2024, but we believe we will continue to capture market share with our robust lineup and new products coming later this year. The Polaris team’s relentless efforts remain focused on delivering the most innovative products in the industry, unmatched customer experiences and stronger operating fundamentals.
-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (January 30, 2024) - Polaris Inc. (NYSE: PII) (the "Company") today released fourth quarter and full year 2023 results. For the fourth quarter, the Company reported worldwide sales of $2,289 million, down five percent

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Fourth Quarter & Full Year 2023 Earnings Results
versus the fourth quarter of 2022. North America sales of $1,995 million represented 87 percent of total company sales and decreased five percent from $2,108 million in 2022. International sales of $294 million represented 13 percent of total Company sales and decreased one percent versus the fourth quarter of 2022. Total Company sales in the fourth quarter of 2023 were negatively impacted by lower volume, net pricing driven by higher promotional activity and higher finance interest.

As reported, fourth quarter net income from continuing operations attributable to Polaris of $103 million decreased 47 percent and diluted earnings per share from continuing operations ("EPS") of $1.81 decreased 46 percent compared to the fourth quarter of 2022. Adjusted net income from continuing operations attributable to Polaris for the quarter was $113 million, down 44 percent, and adjusted EPS was $1.98, down 43 percent, in each case as compared to the fourth quarter of 2022.

Gross profit margin decreased 300 basis points to 20.8 percent for the fourth quarter, as compared to the fourth quarter of 2022. Adjusted gross profit margin of 21.0 percent decreased 287 basis points primarily driven by lower net pricing driven by higher promotional activity and higher finance interest, as compared to the fourth quarter of 2022.

Operating expenses were $357 million in the fourth quarter of 2023 compared to $331 million in the fourth quarter of 2022 due to higher general and administrative expenses. Operating expenses, as a percentage of sales, of 15.6 percent were up 182 basis points in the fourth quarter of 2023 compared to the fourth quarter of 2022.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q4 2023	Q4 2022	Change	Q4 2023	Q4 2022	Change
Off Road	$1,916.8	$1,857.3	3%	21.3%	24.8%	-350 bps
On Road	$229.2	$302.1	(24)%	13.8%	17.1%	-323 bps
Marine	$143.2	$244.7	(41)%	17.9%	21.9%	-395 bps

Off Road segment results were primarily driven by these factors:

•Sales were driven by volume growth in snow, utility side-by-sides, and commercial partially offsetting continued weakness in recreation.
•Parts, Garments and Accessories (PG&A) sales increased 16 percent.
•Gross profit margin performance was driven by lower net pricing driven by higher promotional activity, higher finance interest, and unfavorable product mix.
•Polaris North America ORV unit retail sales were up seven percent. Estimated North America industry ORV unit retail sales were up mid-single digits percent.

On Road segment results were primarily driven by these factors:

•Sales were driven by lower volumes.
•PG&A sales decreased four percent.
•Gross profit margin performance was driven by increased warranty costs.
•North America unit retail sales for Indian Motorcycle were down high-teens percent. Estimated North America unit retail sales for the comparable motorcycle industry were down low-double digits percent.

Marine segment results were primarily driven by these factors:

•Sales results were driven by lower volumes.
•Gross profit margin performance was impacted by a decrease in sales volumes and lower net pricing resulting in decreased leverage of manufacturing costs.

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Fourth Quarter & Full Year 2023 Earnings Results
2024 BUSINESS OUTLOOK
The Company expects 2024 sales to be down five to seven percent versus 2023. The Company expects adjusted diluted EPS from continuing operations attributed to Polaris Inc. common shareholders to be down 10 to 15 percent versus 2023.
The Company has not provided reconciliations of guidance for adjusted earnings per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contains certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income from continuing operations before income taxes, net income from continuing operations attributed to Polaris Inc., diluted EPS from continuing operations attributed to Polaris Inc., EPS from continuing operations attributed to Polaris Inc., EBITDA, EBITDA Margin, and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non- GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 10:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2023 fourth quarter and full year results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 4180887. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the RANGER®, RZR® and Polaris XPEDITION® and GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2024 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only ORV, snowmobiles, On Road and Marine in North America and International unless otherwise noted.

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Fourth Quarter & Full Year 2023 Earnings Results

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Sales	$2,289.2	$2,404.1	$8,934.4	$8,589.0
Cost of sales	1,812.3	1,831.1	6,974.5	6,629.5
Gross profit	476.9	573.0	1,959.9	1,959.5
Operating expenses:
Selling and marketing	127.0	133.0	542.3	480.8
Research and development	92.8	100.6	374.3	366.7
General and administrative	136.9	97.2	422.8	355.9
Total operating expenses	356.7	330.8	1,339.4	1,203.4
Income from financial services	22.5	14.7	80.4	48.4
Operating income	142.7	256.9	700.9	804.5
Non-operating expense:
Interest expense	32.8	24.9	125.0	71.7
Other (income) expense, net	(10.9)	(14.7)	(44.5)	(28.6)
Income from continuing operations before income taxes	120.8	246.7	620.4	761.4
Provision for income taxes	17.5	50.1	117.7	158.0
Net income from continuing operations	103.3	196.6	502.7	603.4
Loss from discontinued operations, net of tax	—	(1.3)	—	(13.2)
Loss from sale of discontinued operations, net of tax	—	0.2	—	(142.6)
Net income	103.3	195.5	502.7	447.6
Net loss (income) attributable to noncontrolling interest	0.1	—	0.1	(0.5)
Net income attributable to Polaris Inc.	$103.4	$195.5	$502.8	$447.1

Amounts attributable to Polaris Inc. common shareholders:
Net income from continuing operations	$103.3	$196.6	$502.7	$603.4
Less net loss (income) attributable to noncontrolling interest	0.1	—	0.1	(0.5)
Net income from continuing operations attributable to Polaris Inc. common shareholders	103.4	196.6	502.8	602.9
Net loss from discontinued operations attributable to Polaris Inc. common shareholders	—	(1.1)	—	(155.8)
Net income attributable to Polaris Inc.	$103.4	$195.5	$502.8	$447.1

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Continuing operations	$1.82	$3.40	$8.80	$10.17
Discontinued operations	$—	$(0.02)	$—	$(2.63)
Basic	$1.82	$3.38	$8.80	$7.54

Continuing operations	$1.81	$3.36	$8.71	$10.04
Discontinued operations	$—	$(0.02)	$—	$(2.60)
Diluted	$1.81	$3.34	$8.71	$7.44

Weighted average shares outstanding:
Basic	56.8	57.8	57.1	59.3
Diluted	57.2	58.5	57.7	60.1

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Fourth Quarter & Full Year 2023 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$367.8	$324.5
Trade receivables, net	306.4	343.0
Inventories, net	1,810.5	1,896.1
Prepaid expenses and other	198.0	183.7
Income taxes receivable	9.0	20.3
Total current assets	2,691.7	2,767.6
Property and equipment, net	1,201.5	1,018.4
Investment in finance affiliate	141.1	93.1
Deferred tax assets	295.9	210.5
Goodwill and other intangible assets, net	906.4	910.6
Operating lease assets	143.9	111.0
Other long-term assets	135.8	106.7
Total assets	$5,516.3	$5,217.9
Liabilities and Equity
Current liabilities:
Current financing obligations	$54.0	$553.6
Accounts payable	713.1	847.6
Accrued expenses	1,123.6	896.8
Other current liabilities	43.1	30.6
Total current liabilities	1,933.8	2,328.6
Long-term financing obligations	1,854.4	1,504.2
Other long-term liabilities	297.0	271.0
Total liabilities	$4,085.2	$4,103.8
Deferred compensation	10.3	12.6
Equity:
Total shareholders’ equity	1,418.4	1,099.0
Noncontrolling interest	2.4	2.5
Total equity	1,420.8	1,101.5
Total liabilities and equity	$5,516.3	$5,217.9

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Fourth Quarter & Full Year 2023 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2023	2022
Operating Activities:
Net income	$502.7	$447.6
Loss from discontinued operations, net of tax	—	13.2
Loss from sale of discontinued operations, net of tax	—	142.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	258.9	232.8
Noncash compensation	57.4	62.9
Noncash income from financial services	(41.5)	(15.1)
Deferred income taxes	(86.8)	(48.9)
Other, net	(0.8)	(0.5)
Changes in operating assets and liabilities:
Trade receivables	49.0	(122.6)
Inventories	115.1	(391.1)
Accounts payable	(143.8)	71.7
Accrued expenses	217.1	131.1
Income taxes payable/receivable	18.6	18.4
Prepaid expenses and other, net	(20.1)	(7.6)
Net cash provided by operating activities of continuing operations	925.8	534.5
Net cash used for operating activities of discontinued operations	—	(25.9)
Net cash provided by operating activities	925.8	508.6
Investing Activities:
Purchase of property and equipment	(412.6)	(306.6)
Investment in finance affiliate, net	(6.5)	(28.7)
Investments in and distributions from other affiliates	(20.2)	(26.2)
Acquisitions and disposals of businesses, net of cash acquired	(22.7)	42.2
Net cash used for investing activities of continuing operations	(462.0)	(319.3)
Net cash used for investing activities of discontinued operations	—	(5.3)
Net cash used for investing activities	(462.0)	(324.6)
Financing Activities:
Borrowings under financing obligations	2,770.0	2,987.5
Repayments under financing obligations	(2,928.2)	(2,729.8)
Repurchase and retirement of common shares	(178.6)	(505.0)
Cash dividends to shareholders	(147.3)	(150.0)
Proceeds from stock issuances under employee plans	52.8	34.1
Net cash used for financing activities	(431.3)	(363.2)
Impact of currency exchange rates on cash balances	10.7	(10.2)

Net increase (decrease) in cash, cash equivalents and restricted cash	43.2	(189.4)
Cash, cash equivalents and restricted cash at beginning of period	339.7	529.1
Cash, cash equivalents and restricted cash at end of period	$382.9	$339.7

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$367.8	$324.5
Other long-term assets	15.1	15.2
Total	$382.9	$339.7

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Fourth Quarter & Full Year 2023 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Gross profit	476.9	573.0	1,959.9	1,959.5
Restructuring & realignment (3)	3.0	—	3.0	0.2
Adjusted gross profit	479.9	573.0	1,962.9	1,959.7

Income from continuing operations before income taxes	120.8	246.7	620.4	761.4
Distributions from other affiliates (1)	(1.4)	—	(1.4)	(0.7)
Acquisition-related costs (2)	0.6	—	1.3	—
Restructuring & realignment (3)	6.8	0.7	8.2	6.2
Intangible amortization (4)	4.4	4.5	17.7	18.8
Class action litigation expenses (5)	3.1	2.0	8.5	4.5
Adjusted Income from continuing operations before income taxes	134.3	253.9	654.7	790.2

Net income from continuing operations attributable to Polaris Inc.	103.4	196.6	502.8	602.9
Distributions from other affiliates (1)	(1.4)	—	(1.4)	(0.7)
Acquisition-related costs (2)	0.5	—	1.0	—
Restructuring & realignment (3)	5.2	0.5	6.3	4.7
Intangible amortization (4)	3.4	3.4	13.5	14.3
Class action litigation expenses (5)	2.3	1.7	6.4	3.6
Adjusted net income from continuing operations attributable to Polaris Inc.(6)	113.4	202.2	528.6	624.8

Diluted EPS from continuing operations attributable to Polaris Inc.	$1.81	$3.36	$8.71	$10.04
Distributions from other affiliates (1)	(0.02)	—	(0.02)	(0.01)
Acquisition-related costs (2)	0.01	—	0.02	—
Restructuring & realignment (3)	0.09	0.01	0.11	0.08
Intangible amortization (4)	0.05	0.06	0.23	0.24
Class action litigation expenses (5)	0.04	0.03	0.11	0.05
Adjusted EPS from continuing operations attributable to Polaris Inc. (6)	$1.98	$3.46	$9.16	$10.40

Sales	$2,289.2	$2,404.1	$8,934.4	$8,589.0

Net income from continuing operations	$103.3	$196.6	$502.7	$603.4
Provision for income taxes	17.5	50.1	117.7	158.0
Interest expense	32.8	24.9	125.0	71.7
Depreciation	67.6	58.4	241.2	214.0
Intangible amortization (4)	4.4	4.5	17.7	18.8
Distributions from other affiliates (1)	(1.4)	—	(1.4)	(0.7)
Acquisition-related costs (2)	0.6	—	1.3	—
Restructuring & realignment (3)	6.8	0.7	8.2	6.2
Class action litigation expenses (5)	3.1	2.0	8.5	4.5
Adjusted EBITDA	$234.7	$337.2	$1,020.9	$1,075.9
Adjusted EBITDA Margin	10.3%	14.0%	11.4%	12.5%

(1) Represents distributions received related to an impaired investment held by the Company
(2) Represents adjustments for integration and acquisition-related expenses
(3) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation costs
(4) Represents amortization expense for acquisition-related intangible assets
(5) Represents adjustments for certain class action litigation-related expenses
(6) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2023 and 2022, except for non-deductible items

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Fourth Quarter & Full Year 2023 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Twelve months ended December 31,
	2023	2022

Net cash provided by operating activities of continuing operations	$925.8	$534.5
Purchase of property and equipment	(412.6)	(306.6)
Investment in finance affiliate, net	(6.5)	(28.7)
Adjusted free cash flow	$506.7	$199.2

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
SEGMENT GROSS PROFIT	2023	2022	2023	2022
Off Road segment gross profit	$409.0	$461.3	$1,531.6	$1,523.4
No adjustment	—	—	—	—
Adjusted Off Road segment gross profit	409.0	461.3	1,531.6	1,523.4

On Road segment gross profit	31.7	51.6	240.4	206.3
No adjustment	—	—	—	—
Adjusted On Road segment gross profit	31.7	51.6	240.4	206.3

Marine segment gross profit	25.7	53.5	169.0	222.5
Restructuring & realignment (1)	0.3	—	0.3	—
Adjusted Marine segment gross profit	26.0	53.5	169.3	222.5

Corporate segment gross profit	10.5	6.6	18.9	7.3
Restructuring & realignment (1)	2.7	—	2.7	0.2
Adjusted Corporate segment gross profit	13.2	6.6	21.6	7.5

Total gross profit	476.9	573.0	1,959.9	1,959.5
Total adjustments	3.0	—	3.0	0.2
Adjusted total gross profit	$479.9	$573.0	$1,962.9	$1,959.7

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

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Fourth Quarter & Full Year 2023 Earnings Results

NON-GAAP ADJUSTMENTS
Fourth Quarter & Full Year 2023 Results & 2024 Full Year Guidance

Restructuring, Realignment and Acquisition Related Costs
Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business, including the divestitures of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses. The Company realized certain acquisition related costs associated with the acquisition of the Walker Evans business during the third quarter of 2023. For the fourth quarter of 2023, Polaris recorded combined costs totaling $6.8 million which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the fourth quarter of 2023, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

2024 Adjusted Guidance
2024 adjusted guidance excludes the pre-tax effect of restructuring, network realignment and acquisition/integration costs of approximately $8 million, and approximately $20 million for class action litigation-related expenses. Intangible amortization of approximately $18 million related to all acquisitions has also been excluded.

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